UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2010
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1675 Broadway, Suite 1950
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
          Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders on June 10, 2010. Of the 53,160,375 shares of common stock issued and outstanding as of the record date, 49,562,441 shares of common stock (approximately 93.23%) were present or represented by proxy at the Annual Meeting. The Company’s stockholders elected all of the Class I directors nominated by the Company’s Board of Directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the voting on the matters submitted to the stockholders are as follows:
1. Election of William H. Cunningham, James E. Duffy and William J. Quinn as Class I directors, to serve as directors until the 2013 annual meeting or until their successors have been duly elected and qualified:

			BROKER
NAME	FOR	WITHHELD	NON-VOTE
William H. Cunningham	44,716,416	1,375,374	3,470,651
James E. Duffy	45,812,034	279,756	3,470,651
William J. Quinn	45,610,159	481,631	3,470,651
2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

FOR	AGAINST	ABSTAIN
49,560,125	2,316	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 11, 2010

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
James M. Piccone
President